Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Farmers Capital Bank Corporation:

We consent to the incorporation by reference in Registration Statement Numbers 333-63037 and 333-116801 on Forms S-8 of Farmers Capital Bank Corporation of our report dated March 12, 2008 with respect to the consolidated financial statements of Farmers Capital Bank Corporation and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of Farmers Capital Bank Corporation for the year ended December 31, 2007.

Crowe Chizek and Company LLC
Louisville, Kentucky
March 12, 2008

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